UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2021

GENETHERA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27237	65-0622463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3051 W 105th Ave. Westminster, CO	80031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 587-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12b of the act

Title of each Stocks	Trading Symbol	Name of the Exchange which registered
Common Stocks Preferred A Preferred B	GTHR	OTCMK

Indicate by check mark whether the registrant is an emerging company as defined in Rule 405 of the Security act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act  of 1934 (240.12bof this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting  standards provided pursuant to section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

GENETHERA, INC. AND CUSHMAN&WAKE FIELD ENTERED  INTO A  CONSULTING AGREEMENT

On September 9, 2021 GeneThera Inc. entered into a representation agreement with Cushman and Wakefield Us Inc. According to the terms on the agreement, Cushman and Wake field will represent GeneThera Inc in any transaction related to the acquisition of land in connection with to the construction of  GeneThera’s Biosafety Level 3 (BSL-3) laboratory facilities to be used as molecular robotic diagnostic therapeutic and research facilities for SARS-CoV-2 and other zoonotic diseases. Additionally Cushman & Wakefield will represent GeneThera in any transaction to secure warehouse space related to GeneThera assembly and storage of mobile laboratory units for the development of the wastewater surveillance network. Scope of the services and fees are outlined in Exhibit A attached to the Agreement. GeneThera Inc appoints Cushman & Wakefield as its sole agent and grants Cushman &Wakefield the exclusive right to represent GeneThera in any real estate transaction related to the Company Zoonotic Infectious Disease Alert Shield (ZIDAS) project.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1	Collaboration Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GeneThera, Inc., a Nevada Corporation

Date: October 12, 2021	By:	/s/ Antonio Milici
Antonio Milici
CEO

3